As filed with the Securities and Exchange Commission on September 30, 2002

                                           Registration No. 333-______________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             -------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                             -------------------

                         NORTHROP GRUMMAN CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                             -------------------

         Delaware                                           95-4840775
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                           Identification No.)

                            1840 Century Park East
                        Los Angeles, California 90067
        (Address, Including Zip Code, of Principal Executive Offices)
                             -------------------

          NEWPORT NEWS SHIPBUILDING INC. 401(K) INVESTMENT PLAN FOR
                              SALARIED EMPLOYEES
                           (Full Title of the Plan)
                             -------------------

                             John H. Mullan, Esq.
      Corporate Vice President, Secretary and Associate General Counsel
                         Northrop Grumman Corporation
                            1840 Century Park East
                        Los Angeles, California 90067
                                (310) 553-6262
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                             -------------------












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


                       CALCULATION OF REGISTRATION FEE


                                     Proposed         Proposed
    Title Of                         Maximum          Maximum        Amount of
 Securities To    Amount To Be    Offering Price     Aggregate     Registration
 Be Registered     Registered        Per Unit      Offering Price       Fee

Common              2,000,000      $125.60(3)     $251,200,000(3)  $23,110.40(3)
Stock, par       shares (1) (2)
value $1.00 per
share (1) (2)

(1) Each share of Common Stock, par value $1.00 per share, of Northrop Grumman Corporation (the "Company") is accompanied by a preferred share purchase right ("Right") issuable pursuant to the Company's Rights Agreement dated January 31, 2001.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on September 26, 2002, as reported on the New York Stock Exchange.



























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



                                    PART I

                         INFORMATION REQUIRED IN THE
                         ---------------------------
                           SECTION 10(a) PROSPECTUS
                           ------------------------

      The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents of the Company filed with the Commission are incorporated herein by reference:

           (a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2001, filed with the Commission on March 22, 2002;

           (b) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2002 and June 30, 2002, filed with the Commission on May 10, 2002 and July 30, 2002, respectively;

           (c) The Company's Current Reports on Form 8-K/A filed with the Commission on January 14, 2002 and February 1, 2002;

           (d) The description of the Company's Common Stock contained under the caption "Description of NNG Capital Stock - Common Stock" in the Company's Registration Statement on Form S-4 filed with the Commission on February 1, 2001 (File No. 333-54800); and

           (e) The description of the Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 28, 2001, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the

"Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any information which is furnished in any such report and which is not deemed "filed" under the Securities Act or the Exchange Act is not incorporated by reference herein. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      The Company's Common Stock, par value $1.00 per share (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation-a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

            A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

            As permitted by Section 145 of the Delaware General Corporation Law, Article EIGHTEENTH of the Company's restated certificate of incorporation, as amended, provides:

            "A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives any improper personal benefit. If, after approval of this Article by the stockholders of the Corporation, the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation as provided in Article SEVENTEENTH hereof shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

            The Company has entered into an agreement with each of its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. The Company has also purchased director and officer liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.


   Exhibit
    Number                           Description of Exhibit
    ------                           ----------------------

4.1 Restated Certificate of Incorporation of Northrop Grumman Corporation (incorporated by reference to Exhibit D to the Definitive Proxy Statement filed April 13, 2002).

4.2 Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Northrop Grumman Corporation (incorporated by reference to Exhibit C to the Definitive Proxy Statement filed April 13, 2001).

4.3    Bylaws of Northrop Grumman Corporation (incorporated by reference to
       Exhibit 3.4 to Amendment No. 6 to Form S-4 Registration Statement No. 333-83672 filed September 13, 2002).

4.4 Rights Agreement dated as of January 31, 2001 between Northrop Grumman Corporation and EquiServe Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to Form S-4 Registration Statement
       No. 333-54800 filed March 27, 2001).

5 The undersigned registrant hereby undertakes that the registrant will submit or has submitted the plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

15 Letter from Independent Accountants Regarding Unaudited Interim Financial Information.

23     Consent of Deloitte & Touche LLP.

24     Power of Attorney.

ITEM 9.  UNDERTAKINGS.

           (a) The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                      (i) To include any prospectus required by Section 10(a)(3)
            of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events
            arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (iii) To include any material information with respect
            to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs
            (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2002.

                                    NORTHROP GRUMMAN CORPORATION


                                    By:  /s/ John H. Mullan
                                         ---------------------------------------
                                         John H. Mullan
                                         Corporate Vice President,
                                         Secretary and Associate General Counsel

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            Signature                        Title                    Date


            *
-----------------------------  Chairman of the Board, Chief   September 30, 2002
Kent Kresa                     Executive Officer and
                               Director (Principal Executive
                               Officer)

            *
-----------------------------  President, Chief Operating     September 30, 2002
Ronald D. Sugar                Officer and Director


            *
-----------------------------  Corporate Vice President and   September 30, 2002
Richard B. Waugh, Jr.          Chief Financial Officer
                               (Principal Financial Officer)


            *
-----------------------------  Corporate Vice President and   September 30, 2002
Sandra J. Wright               Controller (Principal
                               Accounting Officer)


            *
-----------------------------  Director                       September 30, 2002
John T. Chain, Jr.


            *
-----------------------------  Director                       September 30, 2002
Lewis W. Coleman

            *
-----------------------------  Director                       September 30, 2002
Vic Fazio


            *
-----------------------------  Director                       September 30, 2002
Phillip Frost


            *
-----------------------------  Director                       September 30, 2002
Jay R. Nussbaum


            *
-----------------------------  Director                       September 30, 2002
Aulana L. Peters


            *
-----------------------------  Director                       September 30, 2002
John Brooks Slaughter


* By: /s/ John H. Mullan
      ___________________________________
      John H. Mullan,
      Attorney-in-Fact
      September 30, 2002

NEWPORT NEWS SHIPBUILDING INC. 401(K)
INVESTMENT PLAN FOR SALARIED EMPLOYEES



By:  /s/ Patricia H. Summers                                September 30, 2002
     __________________________________
      Name: Patricia H. Summers
      Member and by delegation on behalf of the
      Plan Administrative Committee
























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



                                EXHIBIT INDEX




       Exhibit                     Description
       -------                     -----------

          15 Letter from Independent Accountants Regarding Unaudited Interim Financial Information.

          23                       Consent of Deloitte & Touche LLP

          24                       Power of Attorney






































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



                                                                      EXHIBIT 15
                                                                      ----------

                     LETTER FROM INDEPENDENT ACCOUNTANTS
              REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION

September 30, 2002

Northrop Grumman Corporation
Los Angeles, California

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Northrop Grumman Corporation and subsidiaries for the periods ended March 31, 2002 and 2001, and June 30, 2002 and 2001, as indicated in our reports dated May 8, 2002 and July 26, 2002, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in Northrop Grumman Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002, are being incorporated by reference in this Registration Statement.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



/s/  Deloitte & Touche LLP
--------------------------
Deloitte & Touche LLP
Los Angeles, California



















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



                                                                      EXHIBIT 23
                                                                      ----------

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Corporation on Form S-8 of our report dated February 18, 2002, except for the subsequent events footnote, as to which the date is March 18, 2002, appearing in the Annual Report on Form 10-K of Northrop Grumman Corporation for the year ended December 31, 2001.



/s/  Deloitte & Touche LLP
--------------------------
Deloitte & Touche LLP
Los Angeles, California
September 30, 2002




































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






                                                                      EXHIBIT 24
                                                                      ----------

                              POWER OF ATTORNEY

                 FILING OF REGISTRATION STATEMENT ON FORM S-8


            KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of NORTHROP GRUMMAN CORPORATION, a Delaware corporation (the "Company"), hereby nominate and appoint W. BURKS TERRY and JOHN H. MULLAN, and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the "Agents"), in his or her respective name and in the capacity or capacities indicated below to execute and/or file, with all exhibits thereto, and other documents in connection therewith, (1) a registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Act"), in connection with the registration under the Act of shares of the Company's common stock issuable under the Newport News Shipbuilding Inc. 401(k) Investment Plan for Salaried Employees (including the schedules and all exhibits and other documents filed therewith or constituting a part thereof); and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Act to keep such registration statement effective or to terminate its effectiveness.

            Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the "SEC"), or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Company shall become effective under the Act and any other applicable law.

            Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.

            This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 30th day of September, 2002.




/s/ Kent Kresa
----------------------------     Chairman of the Board, Chief Executive Officer
Kent Kresa                       and Director (Principal Executive Officer)


/s/ Ronald D. Sugar
----------------------------     President, Chief Operating Officer and Director
Ronald D. Sugar


/s/ Richard B. Waugh, Jr.
----------------------------     Corporate Vice President and Chief Financial
Richard B. Waugh, Jr.            Officer (Principal Financial Officer)


/s/ Sandra J. Wright
----------------------------     Corporate Vice President and Controller
Sandra J. Wright                 (Principal Accounting Officer)


/s/ John T. Chain, Jr.
----------------------------     Director
John T. Chain, Jr.


/s/ Lewis W. Coleman
----------------------------     Director
Lewis W. Coleman


/s/ Vic Fazio
----------------------------     Director
Vic Fazio


/s/ Phillip Frost
----------------------------     Director
Phillip Frost


/s/ Jay H. Nussbaum
----------------------------     Director
Jay H. Nussbaum


/s/ Aulana L. Peters
----------------------------     Director
Aulana L. Peters


/s/ John Brooks Slaughter
----------------------------     Director
John Brooks Slaughter





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